Exhibit 99.1
Federated Hermes, Inc. reports record assets under management with first quarter 2026 earnings
•Total assets under management reach a record $907.1 billion
•Money market assets reach a record $684.7 billion
•Equity assets reach a record $100.8 billion
•Q1 2026 earnings per diluted share of $1.27
•Quarterly dividend increased by 11.8% from previous quarter to $0.38 per share
(PITTSBURGH, Pa., April 30, 2026) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active investing, today reported earnings per diluted share (EPS) of $1.27 for Q1 2026, compared to $1.25 for the same quarter last year, on net income of $96.4 million for Q1 2026, compared to $101.1 million for Q1 2025. Federated Hermes' Q1 2025 results included a $12.9 million decrease in other operating expense, or $0.15 per diluted share, resulting from a value-added tax (VAT) refund received as part of amended VAT filings in the U.K.
Federated Hermes' total managed assets were a record $907.1 billion at March 31, 2026, up $67.3 billion or 8% from $839.8 billion at March 31, 2025 and up $4.5 billion from $902.6 billion at Dec. 31, 2025. Total average managed assets for Q1 2026 were $915.6 billion, up $72.4 billion or 9% from $843.2 billion for Q1 2025 and up $41.9 billion or 5% from $873.7 billion for Q4 2025.
"In the first quarter, we saw record gross sales and positive net flows in our equity offerings as we continued momentum from the previous year, with investor interest in a range of our offering types," said J. Christopher Donahue, president and chief executive officer. "Separate accounts reached new record assets on overall demand for our MDT suite of quantitative investment solutions, led by our MDT All Cap Core and MDT Mid Cap Growth offerings. Investors with interest in capital preservation and liquidity continued to rely on our money market offerings and—for those interested in moving further out the yield curve in the pursuit of higher yields than money market products—our ultrashort funds."
Federated Hermes' board of directors declared a dividend of $0.38 per share, which was an increase of $0.04 or 11.8% from the previous quarter. The dividend is payable on May 15, 2026 to shareholders of record as of May 8, 2026. During Q1 2026, Federated Hermes purchased 1,191,300 shares of Federated Hermes class B common stock for $66.0 million.
Equity assets were a record $100.8 billion at March 31, 2026, up $19.9 billion or 25% from $80.9 billion at March 31, 2025 and up $2.9 billion or 3% from $97.9 billion at Dec. 31, 2025. Top-selling equity funds during Q1 2026 on a net basis were Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT All Cap Core Fund, Federated Hermes MDT US Equity Fund and Federated Hermes MDT Small Cap Core Fund.
Fixed-income assets were $99.8 billion at March 31, 2026, up $0.3 billion from $99.5 billion at March 31, 2025 and down $0.3 billion from $100.1 billion at Dec. 31, 2025. Top-selling fixed-income funds during Q1 2026 on a net basis were Federated Hermes Ultrashort Bond Fund, Federated Hermes Total Return Bond ETF, Federated Hermes Municipal Ultrashort Fund, Federated Hermes Government Ultrashort Fund and Federated Hermes Short-Term Income Fund.

MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Ray Hanley 412-288-1920

Federated Hermes reports Q1 2026 earnings	Page 2 of 10
Alternative/private markets assets were $19.0 billion at March 31, 2026, down $0.4 billion or 2% from $19.4 billion at March 31, 2025 and down $0.1 billion or 1% from $19.1 billion at Dec. 31, 2025.
Money market assets were a record $684.7 billion at March 31, 2026, up $47.6 billion or 7% from $637.1 billion at March 31, 2025 and up $2.1 billion from $682.6 billion at Dec. 31, 2025. Money market fund assets were $502.8 billion at March 31, 2026, up $37.9 billion or 8% from $464.9 billion at March 31, 2025 and down $5.6 billion or 1% from $508.4 billion at Dec. 31, 2025.
Financial Summary
Q1 2026 vs. Q1 2025
Revenue increased $55.4 million or 13% primarily due to an increase in revenue due to higher average money market and equity assets. This increase was partially offset by a decrease in performance fees and carried interest of $5.6 million, which includes a decrease of $1.0 million in carried interest from consolidated carried interest vehicles, which is largely offset in compensation expense.
During Q1 2026, Federated Hermes derived 54% of its revenue from money market assets, 45% from long-term assets (30% from equity, 10% from fixed-income, and 5% from alternative/private markets and multi-asset) and 1% from sources other than managed assets.
Operating expenses increased $60.9 million or 21% primarily due to a $26.7 million increase in distribution expenses resulting primarily from higher average money market fund assets, an $18.2 million increase in other expense primarily due to a value added tax (VAT) refund received in Q1 2025 related to amended VAT filings in the U.K. and fluctuations in foreign currency exchange rates, and a $10.8 million increase in compensation and related expense primarily due to higher incentive compensation.
Nonoperating income (expenses), net for Q1 2026 decreased $0.8 million due primarily to lower net gains on securities.
Q1 2026 vs. Q4 2025
Revenue decreased $3.9 million or 1% primarily due to a $10.5 million decrease in revenue resulting from two fewer days in Q1 2026 and a decrease in development fees of $8.6 million. These decreases were partially offset by an increase in revenue due to higher average money market and equity assets.
Operating expenses increased $5.4 million or 2% primarily due to a $9.1 million increase in compensation and related expense primarily from higher stock-based compensation expense, partially offset by a $3.4 million decrease in Other expense primarily due to lower charitable contributions.
Nonoperating income (expenses), net decreased $1.3 million due primarily to lower net gains on securities .
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Friday, May 1, 2026. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com/us to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on May 1, 2026. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 53870. The online replay will be available via FederatedHermes.com/us for one year.

Federated Hermes reports Q1 2026 earnings	Page 3 of 10
About Federated Hermes
Federated Hermes, Inc. is a global leader in active investment management, with $907.1 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 5% of equity fund managers, the top 8% of money market fund managers and the top 11% of fixed-income fund managers2 in the industry. Federated Hermes also ranks as the 10th-largest manager of model-delivered separately managed accounts3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.
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1) As of March 31, 2026.
2) Morningstar, March 31, 2026. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli,Q4 2025.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Cautionary statements
Certain statements in this press release, such as those related to performance, investment strategies, opportunities to meet client needs, investor preferences and demand, asset flows and asset mix constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may,” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q1 2026 earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2025 to Q1 2026	Quarter Ended	% Change Q4 2025 to Q1 2026
	March 31, 2026	March 31, 2025		Dec. 31, 2025
Revenue
Investment advisory fees, net	$319,408	$287,460	11%	$313,975	2%
Administrative service fees, net—affiliates	110,285	101,109	9	109,759	0
Other service fees, net	49,264	34,971	41	59,099	(17)
Total Revenue	478,957	423,540	13	482,833	(1)

Operating Expenses
Compensation and related	154,119	143,270	8	144,981	6
Distribution	125,745	99,085	27	122,339	3
Systems and communications	26,463	24,226	9	24,719	7
Professional service fees	21,336	18,548	15	23,399	(9)
Office and occupancy	10,062	9,952	1	9,704	4
Advertising and promotional	4,098	4,576	(10)	7,001	(41)
Travel and related	3,850	3,553	8	4,677	(18)
Intangible asset related	3,422	3,196	7	3,475	(2)
Other	3,531	(14,638)	(124)	6,964	(49)
Total Operating Expenses	352,626	291,768	21	347,259	2
Operating Income	126,331	131,772	(4)	135,574	(7)

Nonoperating Income (Expenses)
Investment income (loss), net	6,653	7,475	(11)	7,886	(16)
Debt expense	(3,185)	(3,179)	0	(3,201)	0
Other, net	(30)	(27)	(11)	73	(141)
Total Nonoperating Income (Expenses), net	3,438	4,269	(19)	4,758	(28)
Income before income taxes	129,769	136,041	(5)	140,332	(8)
Income tax provision	33,823	32,165	5	32,899	3
Net income including the noncontrolling interests in subsidiaries	95,946	103,876	(8)	107,433	(11)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(432)	2,742	(116)	394	(210)
Net Income	$96,378	$101,134	(5)%	$107,039	(10)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.27	$1.25	2%	$1.39	(9)%
Weighted-Average Shares Outstanding
Basic	72,648	77,541		73,795
Diluted	72,650	77,542		73,795
Dividends Declared Per Share	$0.34	$0.31		$0.34
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $4.4 million, $4.5 million and $4.8 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended March 31, 2026, March 31, 2025 and Dec. 31, 2025, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q1 2026 earnings	Page 5 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2026	Dec. 31, 2025
Assets
Cash and other investments	$645,417	$724,297
Other current assets	143,153	139,495
Intangible assets, net, including goodwill	1,173,986	1,183,612
Other long-term assets	181,251	181,933
Total Assets	$2,143,807	$2,229,337

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$240,680	$314,141
Long-term debt	348,434	348,369
Other long-term liabilities	291,853	303,350
Redeemable noncontrolling interests	58,520	66,529
Equity excluding treasury stock	2,133,825	2,070,162
Treasury stock	(929,505)	(873,214)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,143,807	$2,229,337

Federated Hermes reports Q1 2026 earnings	Page 6 of 10

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended
	March 31, 2026	Dec. 31, 2025	March 31, 2025
Equity
Beginning assets	$97,898	$94,656	$79,423
Sales[1]	9,091	8,949	7,412
Redemptions[1]	(6,878)	(7,431)	(5,993)
Net sales (redemptions)[1]	2,213	1,518	1,419
Net exchanges	(139)	139	(114)
Impact of foreign exchange[2]	(287)	107	754
Market gains and (losses)[3]	1,147	1,478	(569)
Ending assets	$100,832	$97,898	$80,913

Fixed Income
Beginning assets	$100,127	$101,813	$98,059
Sales[1]	5,927	5,891	5,944
Redemptions[1]	(6,349)	(8,687)	(6,288)
Net sales (redemptions)[1]	(422)	(2,796)	(344)
Net exchanges	148	15	101
Impact of foreign exchange[2]	(40)	6	85
Market gains and (losses)[3]	(15)	1,089	1,585
Ending assets	$99,798	$100,127	$99,486

Alternative/Private Markets
Beginning assets	$19,101	$19,024	$18,864
Sales[1]	629	724	1,085
Redemptions[1]	(547)	(592)	(1,024)
Net sales (redemptions)[1]	82	132	61
Net exchanges	0	0	1
Impact of foreign exchange[2]	(275)	35	532
Market gains and (losses)[3]	83	(90)	(32)
Ending assets	$18,991	$19,101	$19,426

Multi-asset
Beginning assets	$2,854	$2,940	$2,883
Sales[1]	58	59	63
Redemptions[1]	(94)	(92)	(105)
Net sales (redemptions)[1]	(36)	(33)	(42)
Net exchanges	1	(121)	2
Market gains and (losses)[3]	(41)	68	(17)
Ending assets	$2,778	$2,854	$2,826

Total Long-term Assets
Beginning assets	$219,980	$218,433	$199,229
Sales[1]	15,705	15,623	14,504
Redemptions[1]	(13,868)	(16,802)	(13,410)
Net sales (redemptions)[1]	1,837	(1,179)	1,094
Net exchanges	10	33	(10)
Impact of foreign exchange[2]	(602)	148	1,371
Market gains and (losses)[3]	1,174	2,545	967
Ending assets	$222,399	$219,980	$202,651
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q1 2026 earnings	Page 7 of 10

Unaudited Changes in Long-Term Assets - By Asset Class and Offering Type
(in millions)
	Quarter Ended
	March 31, 2026
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$54,988	$42,910	$45,973	$54,154	$12,085	$7,016	$2,850	$4	$115,896	$104,084
Sales	5,855	3,236	3,985	1,942	609	20	58	0	10,507	5,198
Redemptions	(4,561)	(2,317)	(3,993)	(2,356)	(318)	(229)	(94)	0	(8,966)	(4,902)
Net sales (redemptions)	1,294	919	(8)	(414)	291	(209)	(36)	0	1,541	296
Net exchanges	(169)	30	148	0	0	0	1	0	(20)	30
Impact of foreign exchange[2]	(158)	(129)	(26)	(14)	(159)	(116)	0	0	(343)	(259)
Market gains and (losses)[3]	(767)	1,914	(166)	151	122	(39)	(41)	0	(852)	2,026
Ending assets	$55,188	$45,644	$45,921	$53,877	$12,339	$6,652	$2,774	$4	$116,222	$106,177
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q1 2026 earnings	Page 8 of 10

Unaudited Changes in Long-Term Assets - By Offering Type
(in millions)	Quarter Ended
	March 31, 2026	Dec. 31, 2025	March 31, 2025
Total Fund Assets
Beginning assets	$115,896	$115,215	$103,567
Sales	10,507	10,419	9,279
Redemptions	(8,966)	(10,835)	(8,763)
Net sales (redemptions)	1,541	(416)	516
Net exchanges	(20)	33	0
Impact of foreign exchange[1]	(343)	34	685
Market gains and (losses)[2]	(852)	1,030	(479)
Ending assets	$116,222	$115,896	$104,289

Total Separate Account Assets[3]
Beginning assets	$104,084	$103,218	$95,662
Sales[4]	5,198	5,204	5,225
Redemptions[4]	(4,902)	(5,967)	(4,647)
Net sales (redemptions)[4]	296	(763)	578
Net exchanges	30	0	(10)
Impact of foreign exchange[1]	(259)	114	686
Market gains and (losses)[2]	2,026	1,515	1,446
Ending assets	$106,177	$104,084	$98,362

Total Long-term Assets[3]
Beginning assets	$219,980	$218,433	$199,229
Sales[4]	15,705	15,623	14,504
Redemptions[4]	(13,868)	(16,802)	(13,410)
Net sales (redemptions)[4]	1,837	(1,179)	1,094
Net exchanges	10	33	(10)
Impact of foreign exchange[1]	(602)	148	1,371
Market gains and (losses)[2]	1,174	2,545	967
Ending assets	$222,399	$219,980	$202,651
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings.
4) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q1 2026 earnings	Page 9 of 10

Unaudited Managed Assets
(in millions)	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	March 31, 2025
By Asset Class
Equity	$100,832	$97,898	$94,656	$88,994	$80,913
Fixed-Income	99,798	100,127	101,813	98,687	99,486
Alternative / Private Markets	18,991	19,101	19,024	20,738	19,426
Multi-Asset	2,778	2,854	2,940	2,856	2,826
Total Long-Term Assets	222,399	219,980	218,433	211,275	202,651
Money Market	684,748	682,604	652,767	634,400	637,122
Total Managed Assets	$907,147	$902,584	$871,200	$845,675	$839,773

By Offering Type
Funds:
Equity	$55,188	$54,988	$54,110	$49,359	$43,910
Fixed-Income	45,921	45,973	46,478	45,415	45,800
Alternative / Private Markets	12,339	12,085	11,814	12,905	11,879
Multi-Asset	2,774	2,850	2,813	2,730	2,700
Total Long-Term Assets	116,222	115,896	115,215	110,409	104,289
Money Market	502,775	508,403	492,701	468,044	464,912
Total Fund Assets	$618,997	$624,299	$607,916	$578,453	$569,201
Separate Accounts:
Equity	$45,644	$42,910	$40,546	$39,635	$37,003
Fixed-Income	53,877	54,154	55,335	53,272	53,686
Alternative / Private Markets	6,652	7,016	7,210	7,833	7,547
Multi-Asset	4	4	127	126	126
Total Long-Term Assets	106,177	104,084	103,218	100,866	98,362
Money Market	181,973	174,201	160,066	166,356	172,210
Total Separate Account Assets	$288,150	$278,285	$263,284	$267,222	$270,572
Total Managed Assets	$907,147	$902,584	$871,200	$845,675	$839,773

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Unaudited Average Managed Assets	Quarter Ended
(in millions)	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	March 31, 2025
By Asset Class
Equity	$102,037	$96,404	$92,436	$83,564	$82,105
Fixed-Income	100,996	100,855	99,206	98,365	99,360
Alternative / Private Markets	19,232	18,971	19,862	20,053	19,012
Multi-Asset	2,859	2,836	2,895	2,779	2,900
Total Long-Term Assets	225,124	219,066	214,399	204,761	203,377
Money Market	690,450	654,635	645,092	632,543	639,827
Total Avg. Managed Assets	$915,574	$873,701	$859,491	$837,304	$843,204

By Offering Type
Funds:
Equity	$56,987	$55,101	$51,828	$45,965	$45,260
Fixed-Income	46,096	46,116	45,743	44,972	45,715
Alternative / Private Markets	12,254	11,871	12,347	12,370	11,610
Multi-Asset	2,855	2,833	2,770	2,654	2,774
Total Long-Term Assets	118,192	115,921	112,688	105,961	105,359
Money Market	507,752	493,355	482,237	462,683	463,727
Total Avg. Fund Assets	$625,944	$609,276	$594,925	$568,644	$569,086
Separate Accounts:
Equity[1]	$45,050	$41,303	$40,608	$37,599	$36,845
Fixed-Income	54,900	54,739	53,463	53,393	53,645
Alternative / Private Markets	6,978	7,100	7,515	7,683	7,402
Multi-Asset[1]	4	3	125	125	126
Total Long-Term Assets	106,932	103,145	101,711	98,800	98,018
Money Market	182,698	161,280	162,855	169,860	176,100
Total Avg. Separate Account Assets	$289,630	$264,425	$264,566	$268,660	$274,118
Total Avg. Managed Assets	$915,574	$873,701	$859,491	$837,304	$843,204
1) A Separate Account was reclassified from Multi-Asset to Equity effective October 1, 2025.